                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                        ELISKA WIRELESS VENTURES I, INC.

                                       AND

                                 POWERTEL, INC.

                            DATED AS OF MAY 30, 2000


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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................................................................   1
         SECTION 1.1           Certain Defined Terms.........................................................   1

ARTICLE II PURCHASE AND SALE.................................................................................   4
         SECTION 2.1           Purchase and Sale of the Shares...............................................   4
         SECTION 2.2           Purchase Price................................................................   4
         SECTION 2.3           Closing.......................................................................   4
         SECTION 2.4           Closing Deliveries by the Seller..............................................   4
         SECTION 2.5           Closing Deliveries by the Purchaser...........................................   4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................................................   4
         SECTION 3.1           Organization, Authority and Qualification of the Seller.......................   5
         SECTION 3.2           Capitalization of the Seller..................................................   5
         SECTION 3.3           Subsidiaries..................................................................   6
         SECTION 3.4           No Conflict...................................................................   6
         SECTION 3.5           Governmental Consents and Approvals...........................................   6
         SECTION 3.6           Compliance with Laws..........................................................   6
         SECTION 3.7           Private Placement.............................................................   6
         SECTION 3.8           Brokers.......................................................................   6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................................................   7
         SECTION 4.1           Organization and Authority of the Purchaser...................................   7
         SECTION 4.2           Investment Purpose............................................................   7
         SECTION 4.3           Accredited Investor...........................................................   7
         SECTION 4.4           Brokers.......................................................................   7

ARTICLE V ADDITIONAL AGREEMENTS..............................................................................   8
         SECTION 5.1           Filing of Second Amended and Restated Certificate of
                               Incorporation.................................................................   8
         SECTION 5.2           Regulatory and Other Authorizations; Notices and Consents.....................   8
         SECTION 5.3           Resale Restrictions...........................................................   8
         SECTION 5.4           Registration of Shares........................................................   9
         SECTION 5.5           Reservation of Common Stock...................................................   9
         SECTION 5.6           Further Action................................................................   9
         SECTION 5.7           Restriction on Transfer.......................................................   9
         SECTION 5.8           Designation of Director.......................................................   9

ARTICLE VI CONDITIONS TO CLOSING.............................................................................   9
         SECTION 6.1           Conditions to Obligations of the Seller.......................................   9
         SECTION 6.2           Conditions to Obligations of the Purchaser....................................  10

ARTICLE VII SURVIVAL.........................................................................................  11
         SECTION 7.1           Survival of Representations and Warranties....................................  11

ARTICLE VIII TERMINATION AND WAIVER..........................................................................  12
         SECTION 8.1           Termination...................................................................  12
         SECTION 8.2           Effect of Termination.........................................................  13
         SECTION 8.3           Waiver........................................................................  13


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
ARTICLE IX GENERAL PROVISIONS................................................................................  13
         SECTION 9.1           Expenses......................................................................  13
         SECTION 9.2           Notices.......................................................................  13
         SECTION 9.3           Public Announcements..........................................................  14
         SECTION 9.4           Headings......................................................................  15
         SECTION 9.5           Severability..................................................................  15
         SECTION 9.6           Entire Agreement..............................................................  15
         SECTION 9.7           Assignment....................................................................  15
         SECTION 9.8           No Third Party Beneficiaries..................................................  15
         SECTION 9.9           Amendment.....................................................................  15
         SECTION 9.10          Governing Law.................................................................  16
         SECTION 9.11          Counterparts..................................................................  16
         SECTION 9.12          Specific Performance..........................................................  16

ANNEX I SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT A ELISKA AGREEMENT
EXHIBIT B SONERA AGREEMENT


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         This STOCK PURCHASE AGREEMENT, dated as of May 30, 2000, is entered into between ELISKA WIRELESS VENTURES I, INC., a Delaware corporation (the "Seller"), and POWERTEL, INC., a Delaware corporation (the "Purchaser").

                                  WITNESSETH:

         WHEREAS, the Seller wishes to issue and to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, shares of the Seller's Series A preferred stock (the "Series A Preferred Stock"), upon the terms and subject to the conditions set forth herein and as of the closing of the transaction contemplated herein; and

         WHEREAS, the terms of the Series A Preferred Stock are set forth in the form of the Second Amended and Restated Certificate of Incorporation attached as Annex I hereto (the "Second Amended and Restated Certificate of Incorporation");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Aggregate Purchase Price" has the meaning specified in Section 2.2.

         "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of May 30, 2000, between the Seller and the Purchaser (including the Annex and the Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 9.9.

         "Asset Purchase Agreement" has the meaning specified in Section 8.1(c).

         "Assets" means the properties, assets (including, without limitation, Licenses) and contract rights used in the conduct of the Business or otherwise owned, leased or used by the Seller or any Subsidiary or, with respect to contract rights, to which the Seller or any Subsidiary is a party or is bound.

         "Business" means the business of the Seller and any Subsidiary as currently conducted.

         "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

         "Closing" has the meaning specified in Section 2.3.

         "Closing Date" has the meaning specified in Section 2.3.

         "Common Stock" means the common stock of the Seller.

         "DiGiPH Entities" has the meaning specified in Section 8.1(c).

         "DiGiPH Transaction" means (a) the acquisition of all or substantially all of the stock or assets of DiGiPH PCS, Inc. by the Seller, pursuant to that certain Asset Purchase Agreement of even date herewith between such parties and
(b) the series of transactions pursuant to the agreements identified in Schedule
1.1 between and among, as applicable, the Seller, the Purchaser, Eliska Wireless Investors I, L.P and Sonera Holding B.V.

         "Eliska" has the meaning specified in Section 3.2.

         "Eliska Agreement" has the meaning specified in Section 3.2.

         "Encumbrance" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential right, arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "FCC" means the United States Federal Communications Commission.

         "FCC Licenses" means all licenses granted by the FCC to the Seller for and related to the provision of personal communications services in connection with the Business.

         "FCC Rules" has the meaning specified in Section 5.7.

         "Governmental Authority" means any United States federal, state or local or any foreign government, regulatory or administrative authority, or any governmental agency, department, board or commission, or any court, tribunal, or judicial, arbitral or investigative body or other governmental tribunal.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.


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         "Law" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law, including, without limitation, any requirement or rule of law of the FCC.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Licenses" means all FCC Licenses and all other licenses, permits (including construction permits), consents, approvals and other authority issued by any Governmental Authority in connection with the legal and proper operation of the Business.

         "Material Adverse Effect" means any circumstance, change in or effect on the Business, the Seller or any Subsidiary that: (a) is, or would reasonably be expected to be, materially adverse to the Business, operations, Assets or Liabilities, prospects, results of operations or financial condition of the Seller and any Subsidiary, taken as a whole; or (b) would reasonably be expected to materially adversely affect the ability of the Seller and any Subsidiary to operate or conduct the Business.

         "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, joint venture, unincorporated organization or other entity.

         "Purchaser" has the meaning specified in the preamble to this Agreement.

         "Sale" means any sale, assignment, transfer, distribution or other disposition of shares of Common Stock or of a participation therein, whether voluntarily or by operation of law.

         "Second Amended and Restated Certificate of Incorporation" has the meaning specified in the preamble to this Agreement.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Seller" has the meaning specified in the preamble to this Agreement.

         "Series A Preferred Stock" has the meaning specified in the preamble to this Agreement.

         "Series B Preferred Stock" means the Series B preferred stock of the Seller.

         "Shares" has the meaning specified in Section 2.1.

         "Sonera" has the meaning specified in Section 3.2.

         "Sonera Agreement" has the meaning specified in Section 3.2.


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         "Subsidiary" means any corporation, partnership, limited liability company, joint venture, association or other entity majority controlled by the Seller directly or indirectly through one or more intermediaries.

                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, twelve thousand four hundred and seventy five (12,475) shares of Series A Preferred Stock (the "Shares").

         SECTION 2.2 Purchase Price. The aggregate purchase price for the Shares is $125,000,000 ("Aggregate Purchase Price").

         SECTION 2.3 Closing. Upon the terms and subject to the conditions of this Agreement, the issuance, sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at approximately 9:00 a.m. Atlanta time at the offices of Morris, Manning & Martin, LLP, 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326 on the date of the closing of the DiGiPH Transaction (the day on which the Closing takes place being the "Closing Date").

         SECTION 2.4 Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser a receipt for the Aggregate Purchase Price, stock certificates evidencing the Shares duly registered in the name of the Purchaser and the certificates and other documents required to be delivered pursuant to Section 6.2.

         SECTION 2.5 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller the Aggregate Purchase Price in immediately available funds by wire transfer into an account designated in writing by Seller not less than five (5) days prior to the Closing Date together with the certificates and other documents required to be delivered pursuant to
Section 6.1.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and will represent and warrant as of the Closing Date:

         SECTION 3.1 Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its


                                        4
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obligations hereunder and to consummate the transactions contemplated hereby and to conduct its Business, except where the failure to be in good standing would not have a Material Adverse Effect. The Seller is duly licensed or qualified to do Business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business makes such licensing or qualification necessary, except as would not have a Material Adverse Effect. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby, including, without limitation, the issuance of the Series A Preferred Stock in accordance with the terms of this Agreement and the Second Amended and Restated Certificate of Incorporation, have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and
(ii) as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreements are considered in a proceeding in equity or at law).

         SECTION 3.2 Capitalization of the Seller. As of the date hereof, the authorized capital stock of the Seller consists of five thousand (5,000) shares of Common Stock, par value $0.01 per share. As of the date hereof, one
(1) share of Common Stock is issued and outstanding, which is validly issued, fully paid and nonassessable. Prior to the Closing, the Seller will file the Second Amended and Restated Certificate of Incorporation to provide for, among other things, the following: (a) the increase of the authorized Common Stock to sixty thousand (60,000) shares and (b) the authorization of twenty four thousand nine hundred fifty (24,950) shares of the Series A Preferred Stock, par value $0.01 per share, and fifteen thousand fifty (15,050) shares of the Series B Preferred Stock, par value $0.01 per share. As of the date hereof, the Seller has entered into a Stock Purchase Agreement with Eliska Wireless Investors I, L.P. ("Eliska") whereby Eliska has agreed to purchase four thousand nine hundred ninety nine (4,999) shares of Common Stock, a copy of such stock purchase agreement is attached hereto as Exhibit A (the "Eliska Agreement"), and a Stock Purchase Agreement with Sonera Holding B.V. ("Sonera") whereby Sonera has agreed to purchase seven thousand five hundred twenty five (7,525) shares of Series B Preferred Stock, a copy of such stock purchase agreement is attached hereto as Exhibit B ("Sonera Agreement"). Upon issuance of the Shares to the Purchaser at the Closing and payment therefor pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance upon such conversion and, upon issuance of such shares in accordance with the Second Amended and Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free of preemptive rights. Upon consummation of the transactions contemplated by this Agreement, the Purchaser will own the Shares free and clear of all Encumbrances, other than Encumbrances resulting from any action, or failure to take action, by the Purchaser.

         SECTION 3.3       Subsidiaries. The Seller has no Subsidiaries.


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         SECTION 3.4       No Conflict. The execution, delivery and performance
of this Agreement by the Seller and the issuance of the Shares do not: (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller or any Subsidiary as in effect on the date hereof or on the Closing Date; (ii) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order as in effect on the date hereof or on the Closing Date applicable to the Seller, any Subsidiary or any of their respective assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Seller or any Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement as in effect on the date hereof to which the Seller or any Subsidiary is a party or by which any of the Shares or any of such assets or properties is bound or affected.

         SECTION 3.5 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Seller do not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority on the part of the Seller pursuant to Laws as they are in effect on the date hereof, except: (i) the filing with the Secretary of State of the State of Delaware of the Second Amended and Restated Certificate of Incorporation contemplated by Section 5.1 and (ii) the filing pursuant to the notification requirements of the HSR Act contemplated by Section 5.2.

         SECTION 3.6 Compliance with Laws. The Seller and any Subsidiary has each conducted and continue to conduct the Business in all material respects in accordance with all Laws and Governmental Orders applicable to the Seller or any Subsidiary or any of the Assets or the Business, and neither the Seller nor any Subsidiary is in material violation of any such Law or Governmental Order.

         SECTION 3.7 Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser contained in Sections 4.2 and 4.3, the offer and sale of the Shares to the Purchaser pursuant to this Agreement is exempt from registration under the Securities Act.

         SECTION 3.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date of this
Agreement:

         SECTION 4.1 Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreements are considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement by the Purchaser do not violate, conflict with or breach any fiduciary duty or other obligation owed by the Purchaser, its officers, directors and Affiliates (including officers and directors of its Affiliates) to any Person.

         SECTION 4.2 Investment Purpose. The Purchaser is acquiring the Shares, and if any of the Common Stock to be issued upon conversion of the Shares is, when acquired, not subject to immediate resale under Rule 144 promulgated pursuant to the Securities Act or is to be resold solely pursuant to a registration statement to be filed and declared effective pursuant to the Securities Act, the Purchaser will acquire such shares of Common Stock, for the Purchaser's own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

         SECTION 4.3 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

         SECTION 4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.1 Filing of Second Amended and Restated Certificate of Incorporation. The Seller covenants and agrees that at or prior to the Closing, the Seller will file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

         SECTION 5.2       Regulatory and Other Authorizations; Notices and
Consents.


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                  (a)      The Seller and the Purchaser shall use all reasonable
efforts to obtain all approvals of all Governmental Authorities that may be or become necessary for each of them to obtain for their execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement. Each party hereto agrees to make an appropriate filing pursuant to the HSR Act, if required, with respect to the purchase and sale of the Shares and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

                  (b) The Seller shall give promptly such notices to third parties and use its reasonable efforts to obtain such third party consents as may be necessary in connection with the transactions contemplated by this Agreement.

         SECTION 5.3 Resale Restrictions. The Purchaser acknowledges that the Shares and the shares of Common Stock into which the Shares are convertible have not been registered under the Securities Act or any state securities law, and the Purchaser hereby agrees not (and not to enter into any agreement) to effect any Sale of such shares unless and until such transaction is registered under the Securities Act and any applicable state securities law or unless such transaction is exempt from registration under the Securities Act and such laws; provided, that in the event the Purchaser desires to claim an exemption from registration in connection with any such transaction, as a condition to claiming such exemption, Purchaser shall deliver to Seller a legal opinion issued by Purchaser's legal counsel, which opinion and counsel must be reasonably satisfactory to Seller, establishing the applicability of an exemption to such transaction. The certificate representing the Shares and the shares of Common Stock into which the Shares are convertible shall bear a legend referencing the restrictions on transferability set forth in this Agreement, and the Seller shall place stop transfer orders on the books of its transfer agent with respect to the such shares.

         SECTION 5.4 Registration of Shares. The Seller shall register the Shares in the name of the Purchaser in the stock records of the Seller.

         SECTION 5.5 Reservation of Common Stock. The Seller agrees that as of the Closing Date the Seller will reserve and will thereafter keep reserved for issuance out of the authorized but unissued shares of the Common Stock such number of shares of Common Stock into which the Shares are convertible.

         SECTION 5.6 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

         SECTION 5.7 Restriction on Transfer. Notwithstanding any other provision of this Agreement, the Purchaser agrees that it shall not sell, assign, transfer or otherwise dispose of all or any of the Shares if such transaction would be in violation of the Communications Act of 1934, as amended, or the applicable regulations of the Federal Communications Commission ("FCC Rules") or would cause the Seller to lose its eligibility to hold the FCC Licenses; provided that nothing


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herein shall prohibit any transfer of the Shares approved by the FCC in accordance with the FCC Rules.

         SECTION 5.8 Designation of Director. No less than ten (10) days prior to the Closing Date, the Purchaser shall provide written notice to the Seller of that individual designated by the Purchaser to be nominated and elected as the "Series A Director" (as such term is defined in the Second Amended and Restated Certificate of Incorporation); provided, however, that, in the event that the nomination and election of such individual as the "Series A Director" would result in a Material Adverse Effect upon the Seller under the FCC Rules, the Purchaser will designate a substitute therefor whose nomination and election as the "Series A Director" will not result in such Material Adverse Effect.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         SECTION 6.1 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Seller, at its sole discretion), at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

                  (b) No Proceeding or Litigation. No Action shall have been commenced by any Governmental Authority against either the Seller or the Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions;

                  (c) Resolutions of the Purchaser. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization, if required by law, of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (d) Incumbency Certificate of the Purchaser. The Seller shall have received a certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder;


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                  (e)      Consents and Approvals. The Seller shall have
received (or received evidence of), each in form and substance reasonably satisfactory to the Purchaser, all approvals and all third party consents identified in Schedule 6.1(e) hereto; and

                  (f) Closing of DiGiPH Transaction. Closing of the DiGiPH Transaction shall have occurred or shall occur contemporaneously with the Closing.

         SECTION 6.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser shall be subject to the satisfaction (or waiver by the Purchaser, at its sole discretion), at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall have been true and correct in all material respects when made, and the covenants and agreements contained in this Agreement to be complied with by the Seller at or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

                  (b) No Proceeding or Litigation. No Action shall have been commenced by any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect;

                  (c) Resolutions of the Seller. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing their authorization of the execution and delivery of this Agreement, the issuance of the Shares, including, without limitation, the convertibility thereof into shares of Common Stock, and the consummation of the transactions contemplated hereby;

                  (d) Incumbency Certificate of the Seller. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

                  (e) Organizational Documents. The Purchaser shall have received a copy of the certificate of incorporation and by-laws of the Seller, as amended as of the Closing Date, certified by the Secretary or an Assistant Secretary of the Seller;

                  (f) Good Standing. The Purchaser shall have received a good standing certificate for the Seller from the Secretary of State of the State of Delaware, dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a bring-down certificate signed by the Secretary or an Assistant Secretary of the Seller dated within one day prior to the Closing Date;


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

                  (g) Closing of DiGiPH Transaction. Closing of the DiGiPH Transaction shall have occurred or shall occur contemporaneously with the Closing;

                  (h) Closing of the Stock Purchase Transactions. Closing of the transactions contemplated by the Eliska Agreement and the Sonera Agreement shall have occurred or shall occur contemporaneously with the Closing; and

                  (i) Consents and Approvals. The Purchaser shall have received (or received evidence of), each in form and substance reasonably satisfactory to the Seller, all approvals and all third party consents identified in Schedule 6.2(i) hereto.

                                   ARTICLE VII

                                    SURVIVAL

         SECTION 7.1       Survival of Representations and Warranties.

                  (a) The representations and warranties of the Seller to the Purchaser contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties in good faith by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                  (b) The representations and warranties of the Purchaser to the Seller contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties in good faith by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

         SECTION 8.1 Termination. This Agreement may be terminated only as follows:

                  (a) by either the Purchaser or the Seller if the Closing shall not have occurred on or prior to March 31, 2001; or


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

                  (b) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (including, without limitation, any such action under the HSR Act), and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (c) by either the Purchaser or the Seller, if the Seller terminates the Asset Purchase Agreement dated May 30, 2000 between DiGiPH PCS, Inc., DiGiPH Communications, Inc., DiGiPH Holding Company, Inc. and Millry Management Corporation (collectively, the "DiGiPH Entities") and the Seller, by which agreement the DiGiPH Transaction will be consummated (the "Asset Purchase Agreement"), as a result of:

                                    (i) the failure of the DiGiPH Entities to
                           meet the closing conditions set forth in Section 9.1 of the Asset Purchase Agreement; or

                                    (ii) the occurrence of material loss, damage
                           or destruction to any material assets to be transferred to the Seller pursuant to the Asset Purchase Agreement and the failure of the DiGiPH Entities to wholly repair or replace such assets prior to the closing contemplated by the Asset Purchase Agreement, all as set forth in Section 4.1 of the Asset Purchase Agreement; or

                                    (iii) the failure of the DiGiPH Entities to
                           comply with the mutual covenants and conditions set forth in Article VIII of the Asset Purchase Agreement, including, without limitation, covenants and conditions regarding regulatory matters and approvals, employee matters and certain proceedings; or

                  (d) by the mutual written consent of the Purchaser and the Seller.

         SECTION 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to termination.

         SECTION 8.3 Waiver. Either party to this Agreement may: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto; or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


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

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service or by telecopy to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

                  (a)      if to the Seller:

                           Eliska Wireless Ventures I, Inc.
                           28187 Burkart Drive
                           Orange Beach, Alabama  36561
                           Telecopy: (334) 981-6043
                           Attention: Mr. James O. Hayles, Jr.

                           with a copy to (which shall not constitute notice):

                           Wilkinson Barker Knauer, L.L.P.
                           2300 N. Street, N.W., Suite 700
                           Washington, DC 20037-1128
                           Telecopy: (202) 783-5851
                           Attention: Jonathan V. Cohen, Esq.

                           with a copy to (which shall not constitute notice):

                           Sonera Holding B.V.
                           c/o Sonera Corporation
                           Teollisuuskatu 15
                           FIN-00051-Sonera
                           Helsinki, Finland
                           Telecopy: 011 358 2040 3414
                           Attention: Maire Laitinen


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

                  (b)      if to the Purchaser:

                           Powertel, Inc.
                           1239 O.G. Skinner Drive
                           West Point, Georgia 31833
                           Telecopy: (706) 645-9523
                           Attention: Jill F. Dorsey, Esq.

                           with a copy (which shall not constitute notice) to:

                           Morris, Manning & Martin, LLP
                           1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                           Atlanta, Georgia  30326
                           Telecopy: (404) 365-9532
                           Attention: James Walker IV, Esq.

         SECTION 9.3 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that with respect to any disclosure required by law, the party required to make such disclosure shall use reasonable efforts to consult with the other party as to the timing and contents of such disclosure and to obtain such consent prior to the time such disclosure is required to be made.

         SECTION 9.4 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 9.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

         SECTION 9.7 Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser), except that the Purchaser may assign this Agreement to an Affiliate of the Purchaser by notice thereof to the Seller. Any such assignment shall not relieve Purchaser from the obligations pursuant to
Article II hereof to the extent not performed by Affiliate assignee.

         SECTION 9.8 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.9 Amendment. This Agreement may not be amended or modified, except: (i) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser; or (ii) by a waiver in accordance with Section 8.3.

         SECTION 9.10 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without reference to the principles or rules governing conflicts of laws.

         SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the term hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       ELISKA WIRELESS VENTURES I, INC.


                                       By:   /s/ James O. Hayles, Jr.
                                             -----------------------------------
                                             Name: James O. Hayles, Jr.
                                             Title: Chief Executive Officer

                                       POWERTEL, INC.


                                       By:   /s/ Allen E. Smith
                                             -----------------------------------
                                             Name: Allen E. Smith
                                             Title: Chief Executive Officer

[Signature page for Stock Purchase Agreement between Eliska Wireless Ventures I, Inc. and Powertel, Inc.]